Exhibit 10.1

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), dated as of November 11, 2016 is made by and between TransDigm Group Incorporated, a Delaware corporation (the “Company”), and Terrance Paradie (“Executive”).

W I T N E S S E T H:

WHEREAS, the Company and Executive are parties to the Employment Agreement, dated as of April 27, 2015, as amended in October 2015 (the “Employment Agreement”) setting forth certain terms and conditions of Executive’s employment with the Company; and

WHEREAS, the Company and Executive desire to amend the Employment Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below, the parties hereto agree as follows:

1.	Amendments. Section 4(b) of the Employment Agreement is amended and restated in its entirety as follows:

(b) Bonus. For each fiscal year during the Term, the Executive shall be eligible to participate in the Company’s annual cash bonus plan in accordance with terms and provisions which shall be consistent with the Company’s executive bonus policy in effect as of the date hereof. The Executive’s target bonus for fiscal year 2017 and thereafter will be 80% of his Annual Base Salary.

2.    Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.
3.    Governing Law. This Amendment shall be governed, construed, interpreted and enforced in accordance with the substantive laws of the State of Ohio.
4.    Full Force and Effect. Except as expressly amended by this Amendment, all other terms and conditions of the Employment Agreement shall remain in full force and effect and unmodified hereby.
IN WITNESS WHEREOF, the parties have executed this Amendment on the date and year first above written.

TRANSDIGM GROUP INCORPORATED

By: /s/ Kevin Stein
Name: Kevin Stein
Title: Chief Operating Officer

EXECUTIVE

/s/ Terrance Paradie
Terrance Paradie